EXHIBIT 99.01

Investor Contact:	Press Contact:
Frank Yoshino Vice President, Finance (714) 885-3697 frank.yoshino@emulex.com	Katherine Lane Manager, Public Relations (714) 885-3828 katherine.lane@emulex.com
EMULEX ANNOUNCES FOURTH
QUARTER FISCAL 2009 RESULTS

COSTA MESA, Calif., August 6, 2009 - Emulex Corporation (NYSE:ELX) today announced results for its fourth fiscal quarter ended June 28, 2009.
Fourth Quarter Financial Highlights
•	Total net revenues of $79.3 million

•	Host Server Product (HSP) net revenues of $62.8 million, or 79% of total net revenues

•	8Gb/s Fibre Channel Host Bus Adapters (HBAs) net revenues increased over 80% sequentially, accounting for approximately 15% of HBA revenues during the quarter

•	Embedded Storage Product (ESP) net revenues of $16.4 million, or 21% of total net revenues

•	GAAP gross margin of 62% and non-GAAP gross margin of 68%

•	GAAP operating loss of $9.7 million, or 12% of total net revenues, and non-GAAP operating income of $9.4 million, or 12% of total net revenues

•	GAAP loss per share of $0.06 and non-GAAP diluted earnings per share of $0.09

•	Cash, cash equivalents and investments of $302.4 million, essentially flat with the prior quarter

•	Inventory turnover of 11.4 times

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

Business Highlights
•	Announced two new OEM design wins for Emulex OneConnect™ 10Gb/s Enhanced Ethernet Universal Converged Network Adapters (UCNAs) expanding the number of design wins to 14 platforms

•	Demonstrated the capabilities of the Emulex OneConnect 10Gb/s Enhanced Ethernet (UCNAs), including TCP/IP, iSCSI and Fibre Channel over Ethernet (FCoE) connectivity at Interop Las Vegas

•	Announced the Emulex LightPulse® FCoE Converged Network Adapters (CNAs) are available and certified for HP ProLiant DL100, DL300 and DL500 series servers and HP StorageWorks MSA, EVA and XP arrays running Windows, Hyper-V, VMware and Linux operating systems

•	Announced Emulex LightPulse HBAs and FCoE CNAs are fully supported in Microsoft System Center suite of products

•	Announced Emulex common LightPulse FCoE CNA and Fibre Channel HBA drivers have been certified with Oracle Enterprise Linux 4.8

•	Announced the award of two new Original Equipment Manufacturer (OEM) design wins for Emulex LightPulse Fibre Channel HBAs, including the industry’s first 16 Gb/s Fibre Channel win

•	Emulex was awarded the 2009 Storage Magazine Editors Choice Award for the enterprise scalability, maximum SAN performance, superior quality and reliability of its LightPulse 8Gb/s family of Fibre Channel HBAs

•	Announced Emulex LightPulse Fibre Channel HBA support for HP StorageWorks 6400 and 8400 Enterprise Virtual Arrays

•	Announced availability of LightPulse 8Gb/s Fibre Channel CIOv Expansion Card, which is optimized for use with IBM’s new BladeCenter HS22 Blades

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

Financial Results
     Fourth quarter total net revenues were $79.3 million, a sequential increase of 1% and a decrease of 30% from the comparable quarter of last year. Fourth quarter GAAP net loss was $4.5 million, or $0.06 per share, compared to GAAP net loss of $50.4 million, or $0.61 per share, reported in Q4 of fiscal 2008 and net loss of $6.0 million, or $0.07 per share, in Q3 of fiscal 2009. Non-GAAP net income for the fourth quarter, which excludes amortization of intangibles, stock-based compensation, and severance along with associated costs, as well as the costs associated with Broadcom’s unsolicited takeover proposal and related litigation costs, was $7.6 million, or $0.09 per diluted share. Non-GAAP net income per diluted share increased 80% sequentially from $0.05 per diluted share and decreased 59% from $0.22 per diluted share reported in Q4 of fiscal 2008. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
     President and CEO Jim McCluney commented, “Our fourth quarter results reflect a solid quarter of execution across the business. In addition to achieving revenue results at the high end of our April guidance, we continued to rack-up design wins and awards for both our LightPulse HBAs and OneConnect UCNAs during the quarter. I’m particularly pleased with the performance in our Host Server Products, as we saw our 8Gb/s Fibre Channel HBA revenue expand sequentially, reaching approximately 15% of our board-level product net revenues. Furthermore, based on our strong sequential growth in HSP revenues of over 6%, we gained share over our nearest competitor during our fourth quarter.”
     Mr. McCluney added, “We also continued to deliver on our Universal Converged Network Adapter strategy that we announced in February. We secured two additional 10Gb/s Ethernet OEM design wins, taking the total wins so far to 14.”
     “Our ability to out-execute the competition was clearly demonstrated during the quarter and I’m looking forward to carrying that momentum into fiscal 2010,” concluded McCluney.

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

Business Outlook
     Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including the economic uncertainty resulting from the current economic downturn and related disruptions in global credit and equity markets, Emulex is providing guidance for its first fiscal quarter ending September 27, 2009. For the first quarter of fiscal 2010, Emulex is forecasting total net revenues in the range of $78-$82 million. The Company expects non-GAAP gross margin will be approximately 66% and non-GAAP earnings per diluted share could amount to $0.03-$0.06 in the first quarter. On a GAAP basis, Emulex expects a gross margin of approximately 60% and diluted first quarter loss per share of $0.06 — $0.09 per diluted share. GAAP estimates for the first quarter of fiscal 2010 reflect approximately $0.12 per diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation, and costs associated with Broadcom’s unsolicited takeover proposal and related litigation costs.
About Emulex
     Emulex is the leader in converged networking solutions for the data center. Our Connectivity Continuum architecture provides intelligent networking services that transition today’s infrastructure into tomorrow’s unified network ecosystem. Emulex provides a single framework that intelligently connects every server, network and storage device within the data center. Through strategic collaboration and integrated partner solutions, Emulex provides its customers with industry leading business value, operational flexibility and strategic advantage. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.
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Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

Note Regarding Non-GAAP Financial Information. To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the fourth fiscal quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
     Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, and (iv) impairment of intangibles. At the time of an acquisition, the intangible assets are recorded at fair value and subsequently amortized over their estimated useful lives. The Company believes that the amortization of intangibles does not constitute part of its core business because it generally represents costs incurred by the acquired company to build value prior to acquisition and as such it is effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once the intangibles are fully amortized, they will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

time, and (2) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors and allows them to understand the impact of expensing stock-based compensation to the Company’s gross margin and other financial measures in comparison to both prior periods as well as to its competitors. The Company has incurred severance and certain related costs in connection with the change in employment status of certain employees, including terminations resulting from elimination of certain positions. As the Company believes these type of severance expenses are infrequent in nature, the Company believes they do not accurately reflect the ongoing costs of operation of the Company’s core business. As a result, the Company believes that the exclusion of such severance and related costs from the calculation of non-GAAP gross margin gives management and investors a more effective means of evaluating its historical performance and projected costs. Furthermore, with respect to the exclusion of charges relating to the impairment of intangible assets, the Company believes that presentation of a measure of non-GAAP gross margin that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the impairment of intangible assets charges are infrequent in nature and are unrelated to the Company’s core business.
     The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures or, as described above, the Company has limited control over the timing and amount of the expenditures being discussed. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

     Non-GAAP operating expenses. Non-GAAP operating expenses exclude the effects of (i) amortization of other intangibles, (ii) stock-based compensation,(iii) severance and associated costs and (iv) net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, stock-based compensation, and severance and associated costs is useful to investors and the Company for the same reasons as described above with respect to non-GAAP gross margin. Furthermore, with respect to the exclusion of the net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs, the Company believes that presentation of a measure of non-GAAP operating expenses that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs is infrequent in nature and is unrelated to the Company’s core business.
     The Company believes disclosure of non-GAAP operating expenses has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, (iv) impairment of intangible assets, and (v) net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, stock-based compensation, severance and associated costs, impairment of intangible assests and the net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs is useful to management and investors for the same reasons as described above with respect to non-GAAP gross margin and non-GAAP operating expenses.
     The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP net income and non-GAAP diluted earnings per share exclude the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, (iv) impairment of intangible assets, (v) net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs, (vi) interest income associated with a strategic investment, and (vii) charges reflecting the U.S. tax impact associated with the implementation of our recent globalization initiatives. In addition, non-GAAP net income and non-GAAP diluted earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense (income) items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of net income and diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income. The Company believes that presentation of a measure of net income and diluted earnings per share that excludes the interest income associated with a strategic investment, as well as the tax impact associated with the Company’s recent globalization initiatives, is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that income and charges of this type are infrequent in nature and are unrelated to ongoing operation of the Company’s core business.
     The Company believes disclosure of non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature, are unlikely to be recurring and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Recent disruptions in world credit and equity markets and the resulting economic uncertainty for our customers and the storage networking market as a whole has resulted in a downturn in information technology spending that has and could continue to adversely affect the Company’s revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire the Company may have an adverse effect on the Company’s operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s ability to benefit from research and development activities; the Company’s dependence on international sales and internationally produced products; the effect of acquisitions; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on the Company’s business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”
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This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	June 28,	June 29,	June 28	June 29,
	2009	2008	2009	2008

Net revenues	$79,297	$112,763	$378,222	$488,301
Cost of sales	30,279	41,237	146,465	187,077

Gross profit	49,018	71,526	231,757	301,224

Operating expenses:
Engineering and development	30,502	33,437	129,795	129,232
Selling and marketing	11,899	15,689	53,460	57,946
General and administrative	15,600	11,497	41,888	38,531
Amortization of other intangible assets	700	2,089	5,337	9,260

Total operating expenses	58,701	62,712	230,480	234,969

Operating income (loss)	(9,683)	8,814	1,277	66,255

Nonoperating income:
Interest income	676	2,018	4,362	11,672
Interest expense	—	(2)	(29)	(27)
Other income (loss), net	(369)	(52)	(4)	17

Total nonoperating income	307	1,964	4,329	11,662

Income (loss) before income taxes	(9,376)	10,778	5,606	77,917
Income tax provision (benefit)	(4,867)	61,185	(1,938)	84,988

Net income (loss)	$(4,509)	$(50,407)	$7,544	$(7,071)

Net income (loss) per share:
Basic	$(0.06)	$(0.61)	$0.09	$(0.09)

Diluted	$(0.06)	$(0.61)	$0.09	$(0.09)

Number of shares used in per share computations:
Basic	80,858	82,358	80,440	82,147

Diluted	80,858	82,358	81,879	82,147

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 28,	June 29,
	2009	2008

Assets

Current assets:
Cash and cash equivalents	$294,136	$217,017
Investments	8,289	133,182
Accounts and other receivables, net	51,566	61,634
Inventories	10,665	19,336
Prepaid income taxes	17,083	26
Prepaid expenses and other current assets	8,021	5,079
Deferred income taxes	16,793	20,773

Total current assets	406,553	457,047

Property and equipment, net	74,794	73,580
Investments	—	150
Intangible assets, net	130,830	155,142
Deferred income taxes	16,002	5,481
Note receivable	15,210	—
Other assets	15,529	7,656

	$658,918	$699,056

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$28,786	$23,714
Accrued liabilities	23,454	26,363
Income taxes payable	—	37,528

Total current liabilities	52,240	87,605

Other liabilities	5,826	3,633
Accrued taxes	31,408	31,979

Total liabilities	89,474	123,217

Total stockholders’ equity	569,444	575,839

	$658,918	$699,056

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q4 FY		Q4 FY
	2009	% Total	2008	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change
Revenues from OEM customers	$63,370	80%	$88,617	79%	(28%)
Revenues from distribution	15,718	20%	23,945	21%	(34%)
Other	209	nm	201	nm	4%

Total net revenues	$79,297	100%	$112,763	100%	(30%)

United States	$34,599	44%	$46,054	41%	(25%)
Europe, Middle East and Africa	21,604	27%	37,272	33%	(42%)
Asia-Pacific	21,795	27%	28,485	25%	(23%)
Rest of world	1,299	2%	952	1%	36%

Total net revenues	$79,297	100%	$112,763	100%	(30%)

nm — not meaningful
Summary of Stock-based Compensation:

	Three Months Ended		Year Ended
	June 28,	June 29,	June 28,	June 29,
($000s)	2009	2008	2009	2008
Cost of sales	$330	$313	$1,440	$1,320
Engineering & development	2,052	3,013	10,224	12,031
Selling & marketing	1,118	1,340	4,117	5,580
General & administrative	1,672	3,214	7,326	10,071

Total stock-based compensation	$5,172	$7,880	$23,107	$29,002

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended		Year Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
GAAP gross margin	61.8%	63.4%	61.3%	61.7%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.4%	0.3%	0.4%	0.3%
Amortization of intangibles	6.0%	4.2%	5.0%	4.7%
Severance and associated costs	0.0%	—	0.0%	—
Impairment of intangible assets	—	—	—	0.6%

Non-GAAP gross margin	68.2%	67.9%	66.7%	67.3%

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended		Year Ended
	June 28,	June 29,	June 28,	June 29,
($000s)	2009	2008	2009	2008
GAAP operating expenses, as presented above above	$58,701	$62,712	$230,480	$234,969

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(4,842)	(7,567)	(21,667)	(27,682)
Amortization of other intangibles	(700)	(2,089)	(5,337)	(9,260)
Severance and associated costs	(186)	(1,224)	(4,183)	(1,224)
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	(8,340)	—	(8,340)	—

Impact on operating expenses	(14,068)	(10,880)	(39,527)	(38,166)

Non-GAAP operating expenses	$44,633	$51,832	$190,953	$196,803

Reconciliation of GAAP operating income (loss) to non-GAAP operating income:

	Three Months Ended		Year Ended
	June 28,	June 29,	June 28,	June 29,
($000s)	2009	2008	2009	2008
GAAP operating income (loss), as presented above	$(9,683)	$8,814	$1,277	$66,255

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Stock-based compensation	5,172	7,880	23,107	29,002
Amortization of intangibles	5,429	6,820	24,257	32,302
Severance and associated costs	179	1,224	4,427	1,224
Impairment of intangible assets	—	—	—	3,097
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	8,340	—	8,340	—

Impact on operating income (loss)	19,120	15,924	60,131	65,625

Non-GAAP operating income	$9,437	$24,738	$61,408	$131,880

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended		Year Ended
	June 28,	June 29,	June 28,	June 29,
($000s)	2009	2008	2009	2008
GAAP net income (loss), as presented above	$(4,509)	$(50,407)	$7,544	$(7,071)

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Stock-based compensation	5,172	7,880	23,107	29,002
Amortization of intangibles	5,429	6,820	24,257	32,302
Severance and associated costs	179	1,224	4,427	1,224
Impairment of intangibles	—	—	—	3,097
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	8,340	—	8,340	—
Interest income associated with strategic investment	(252)	—	(252)	—
Income tax effect of above items	(9,930)	(5,744)	(21,455)	(22,013)
Charges related to globalization initiatives	3,211	58,467	3,211	58,467

Impact on net income (loss)	12,149	68,647	41,635	102,079

Non-GAAP net income	$7,640	$18,240	$49,179	$95,008

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share:

	Three Months Ended		Year Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
GAAP diluted earnings (loss) per share as presented above	$(0.06)	$(0.61)	$0.09	$(0.09)

Items excluded from diluted GAAP earnings (loss) per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.01	0.06	0.19	0.24
Amortization of intangibles	0.04	0.05	0.19	0.24
Severance and associated costs	0.00	0.01	0.03	0.01
Impairment of other intangible assets	—	—	—	0.02
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.06	—	0.06	—
Interest income associated with strategic investment	(0.00)	—	(0.00)	—
Charges related to globalization initiatives	0.04	0.71	0.04	0.71

Impact on diluted earnings (loss) per share	0.15	0.83	0.51	1.22

Non-GAAP diluted earnings per share	$0.09	$0.22	$0.60	$1.13

Diluted shares used in non-GAAP per share computations (in 000s)	82,590	83,980	81,879	83,989

Emulex Announces Fourth Quarter Fiscal 2009 Results
August 6, 2009

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
September 27, 2009

Non-GAAP diluted earnings per share guidance	$0.03 – $0.06

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted loss per share guidance:
Amortization of intangibles	0.05
Stock-based compensation	0.05
Other charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.02

GAAP diluted loss per share guidance	($0.06) – ($0.09)

Forward-Looking Gross Margin Reconciliation:

Guidance for
Three Months Ending
September 27, 2009

Non-GAAP gross margin guidance	66%

Items excluded from non-GAAP gross margin to calculate GAAP gross margin guidance:
Amortization of intangibles	6%
Stock-based compensation	0%

GAAP gross margin guidance	60%